UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2017

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas   75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Lewis Klessel

On December 5, 2017, Lewis S. Klessel notified the Board of Directors (the “Board”) of The Michaels Companies, Inc. (the “Company”) of his decision to resign from the Board, effective as of December 5, 2017.   Mr. Klessel’s decision was not as a result of any disagreement with the Company. The Board wishes to thank Mr. Klessel for his service and the numerous contributions he has made to the success of the Company.

Ryan Cotton

In connection with the Company’s initial public offering, the Company entered into an investor agreement (the “Investor Agreement”) with Bain Capital Private Equity, L.P. (“Bain”) and The Blackstone Group L.P. (“Blackstone”, and collectively, together with their applicable affiliates, the “Sponsors”), granting each of the Sponsors the right, subject to certain conditions, to name representatives to the Board.  Prior to October 1, 2017, Mr. Klessel was a Bain designee. Effective as of December 8, 2017, Bain designated, and the Board appointed, Ryan Cotton to the Board to fill the vacancy resulting from Mr. Klessel’s departure.

Mr. Cotton joined Bain in 2003, and has served as a Managing Director in the North American Private Equity - Consumer, Retail & Dining vertical since 2015. Prior to joining Bain, Mr. Cotton was a consultant at Bain & Company, and worked in baseball operations at the Boston Red Sox. He is currently a member of the Board of Directors of Blue Nile Inc., Canada Goose Holdings Inc., Daymon Worldwide Inc., TOMS Shoes, and Virgin Voyages. Mr. Cotton received an MBA from The Stanford Graduate School of Business where he was a Siebel Scholar, an Arjay Miller Scholar, and the winner of the Alexander A. Robichek Award for Outstanding Achievement in Finance. He received an AB in Philosophy from Princeton University.

At this time, directors affiliated with Sponsors are not paid any fees by the Company for services as directors.

Information regarding transactions with related persons is incorporated by reference from Note 9 to the consolidated financial statements in the Company’s Quarterly Report on Form 10-Q (File No. 001-36501), filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2017.

In addition, Mr. Cotton and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193000), filed with the SEC on December 20, 2013 (the “Registration Statement”), and a form of such agreement was filed as Exhibit 10.29 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Executive Vice President, Secretary and General Counsel

Date: December 8, 2017